Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2	Date of Material Change

January 7, 2026

Item 3	News Release

The press release attached as Schedule “A” was released on January 7, 2026 through an approved Canadian newswire service.

Item 4	Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5	Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6	Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9	Date of Report

January 7, 2026

SCHEDULE “A”

Digi Power X Enters into LOI for Strategic Partnership With 1.3 GW Power Plant to Support AI Infrastructure Development

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated prospectus supplement dated November 18, 2025, to its Canadian short form base shelf prospectus dated May 15, 2025.

Miami, FL – January 7, 2026 – Digi Power X Inc. (“Digi Power X” or the “Company”) (Nasdaq: DGXX / TSXV: DGX), an innovative energy infrastructure company, today announced that it has entered into a non-binding letter of intent (the “LOI”) with Omnis Pleasants LLC (“Pleasants”), owner of the Pleasants Power Station, a 1.3 gigawatt (“GW”) power generation facility located in West Virginia, to pursue a strategic partnership supporting large-scale artificial intelligence (“AI”) and high-performance computing infrastructure.

Pursuant to the terms of the LOI, the parties intend to conduct a comprehensive load and interconnection study of up to 1.3 GW, evaluating long-term power availability and grid connectivity for energy-intensive computing applications.

The proposed strategic partnership also contemplates a long-term lease of up to 200 acres of land, that would enable Digi Power X to deploy AI and advanced computing infrastructure utilizing its proprietary ARMS modular Tier III data center platform.

In addition, the LOI establishes a framework for potential equity alignment, including a mutual equity exchange between Digi Power X and Pleasants based on fair market valuation, as well as a defined pathway for Digi Power X to acquire an equity ownership stake in excess of 10% in the power plant entity, subject to definitive documentation, agreed valuation, financing structure and applicable regulatory approvals.

Separately, Digi Power X and Pleasants intend to collaborate on a hydrogen-transition feasibility study for Digi Power X’s New York power assets, aligning with broader decarbonization and energy-transition initiatives.

“This strategic partnership will advance our strategy of pairing large-scale, grid-connected power assets with next-generation AI infrastructure,” said Michel Amar, CEO of Digi Power X. “Pleasants offers the scale, land availability and electrical infrastructure required to support AI and high-performance computing at meaningful, long-term levels.”

The parties expect to initiate the load study within 30 days and target execution of definitive agreements within approximately 90 days, subject to customary conditions and approvals.

About Digi Power X

Digi Power X is an innovative energy infrastructure company that develops Tier III-certified modular AI data centers and drives the expansion of sustainable energy assets.

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations

T: 888-474-9222

Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes information about the Company’s expectations concerning the strategic partnership with Pleasants, as well as the potential further improvements to profitability and efficiency across the Company’s operations, including, as a result of the Company’s expansion efforts, potential for the Company’s long-term growth and clean energy strategy, and the business goals and objectives of the Company. Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: the Company’s ability to enter into definitive documentation in respect of the proposed strategic partnership with Omnis and to achieve the anticipated benefits of such strategic partnership; delivery of equipment and implementation of systems may not occur on the timelines anticipated by the Company or at all; the results of a proposed comprehensive load and interconnection study; future capital needs and uncertainty of additional financing; share dilution resulting from equity issuances; risks relating to the strategy of maintaining and increasing Bitcoin holdings and the impact of depreciating Bitcoin prices on working capital; effects on Bitcoin prices as a result of the most recent Bitcoin halving; development of additional facilities and installation of infrastructure to expand operations may not be completed on the timelines anticipated by the Company, or at all; ability to access additional power from the local power grid and realize the potential of the clean energy strategy on terms which are economic or at all; a decrease in cryptocurrency pricing, volume of transaction activity or generally, the profitability of cryptocurrency mining; further improvements to profitability and efficiency may not be realized; development of additional facilities to expand operations may not be completed on the timelines anticipated by the Company; ability to access additional power from the local power grid; an increase in natural gas prices may negatively affect the profitability of the Company’s power plant; the digital currency market; the Company’s ability to successfully mine digital currency on the cloud; the Company may not be able to profitably liquidate its current digital currency inventory, or at all; a decline in digital currency prices may have a significant negative impact on the Company’s operations; the volatility of digital currency prices; and other related risks as more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about, among other things, the current profitability in mining cryptocurrency (including pricing and volume of current transaction activity); profitable use of the Company’s assets going forward; the Company’s ability to profitably liquidate its digital currency inventory as required; historical prices of digital currencies and the ability of the Company to mine digital currencies on the cloud will be consistent with historical prices; the ability to maintain reliable and economical sources of power to run its cryptocurrency mining assets; the negative impact of regulatory changes in the energy regimes in the jurisdictions in which the Company operates; and there will be no regulation or law that will prevent the Company from operating its business. The Company has also assumed that no significant events occur outside of the Company’s normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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